Exhibit 99.1

Amesite Announces Proposed Public Offering

DETROIT, January 06, 2025 /PRNewswire/ -- Amesite Inc. (Nasdaq: AMST), a pioneering technology company specializing in the development and marketing of B2C and B2B AI-driven solutions, today announced that it intends to offer and sell shares of its common stock (or pre-funded warrants in lieu thereof) in a “best efforts” underwritten public offering. The proposed offering is subject to market and other conditions and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering.

Laidlaw & Company (UK) Ltd. and Craft Capital Management LLC are acting as joint book-running managers for the offering.

The Company intends to use the net proceeds from the offering for general corporate purposes, capital expenditures, working capital and general and administrative expenses.

A shelf registration statement on Form S-3 (Registration No. 333-282999) relating to the public offering of the securities described above was previously filed with the Securities and Exchange Commission (SEC) and declared effective on December 18, 2024. A preliminary prospectus supplement and accompanying prospectus relating to the proposed underwritten public offering will be filed with the SEC and will be available on the SEC’s website at www.sec.gov. Copies of the preliminary prospectus supplement (when available) and accompanying prospectus relating to the offering may be obtained from Laidlaw & Company (UK) Ltd., 521 Fifth Ave., 12th Floor, New York, NY 10175, Attention: Syndicate Dept.; email: syndicate@laidlawltd.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction. Any offer, if at all, will be made only by means of the prospectus supplement and accompanying prospectus forming a part of the effective registration statement.

About Amesite Inc.

Amesite Inc. (Nasdaq: AMST) is a pioneering technology company specializing in the development and marketing of B2C and B2B AI-driven solutions. Leveraging its proprietary AI infrastructure, Amesite offers cutting-edge applications that cater to both individual and professional needs. NurseMagic™, the company’s mobile app for health and care professionals, streamlines creation of nursing notes and documentation tasks, enhances patient communication, and offers personalized guidance to nurses on patient care, medications, and handling challenging workplace situations.

Forward Looking Statements

This communication contains forward-looking statements (including within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended) concerning the Company, the Company’s anticipated public offering, the Company’s planned online machine learning platform, the Company’s business plans, any future commercialization of the Company’s online learning solutions, potential customers, business objectives and other matters. Forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “may,” “will,” “should,” “would,” “expect,” “plan,” “believe,” “intend,” “look forward,” and other similar expressions among others. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Actual results could differ materially from those contained in any forward-looking statement. Risks facing the Company and its planned platform are set forth in the Company’s ﬁlings with the SEC. Except as required by applicable law, the Company undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Relations Contact

MJ Clyburn

TraDigital IR

clyburn@tradigitalir.com